Calculation of Filing Fee Tables
S-8
Senseonics Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, Senseonics Holdings, Inc. 2015 Equity Incentive Plan	457(a)	67,131,518	$ 0.4791	$ 32,162,710.27	0.0001531	$ 4,924.11
2	Equity	Common Stock, $0.001 par value per share, Senseonics Holdings, Inc. 2016 Employee Stock Purchase Plan	457(a)	19,180,434	$ 0.4791	$ 9,189,345.93	0.0001531	$ 1,406.89
Total Offering Amounts:						$ 41,352,056.20		$ 6,331.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,331.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.001 per share ("Common Stock") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Represents shares of Common Stock that were added to the shares authorized for issuance under the Senseonics Holdings, Inc. 2015 Equity Incentive Plan (the "2015 EIP") on January 1, 2020, January 1, 2021, January 1, 2023, January 1, 2024 and January 1, 2025 pursuant to an "evergreen" provision contained in the 2015 EIP. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant's Common Stock as reported on the NYSE American on August 1, 2025. (4) The Registrant does not have any fee offsets.

[2]	(1) See 1 (1) and (3)-(4). (2) Represents shares of Common Stock that were added to the shares authorized for issuance under the Senseonics Holdings, Inc. 2016 Employee Stock Purchase Plan (the "2016 ESPP") on January 1, 2020, January 1, 2021, January 1, 2023, January 1, 2024 and January 1, 2025 pursuant to an "evergreen" provision contained in the 2016 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A